UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2018

Global Power Equipment Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 E. Las Colinas Boulevard, Suite 400

Irving, Texas 75039

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 214-574-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                                                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed by Global Power Equipment Group Inc. (the “Company” or “Global Power”) in its 2017 Annual Report on Form 10-K, Tracy D. Pagliara was appointed as President and Chief Executive Officer of the Company effective April 13, 2018.

On June 20, 2018 (the “Effective Date”), in connection with such appointment, the Company entered into a new employment agreement (the “Employment Agreement”) with Mr. Pagliara. The Employment Agreement replaces the employment agreement that was previously in place between the Company and Mr. Pagliara.

The Employment Agreement provides for an initial term of one year with automatic one-year renewals unless earlier terminated pursuant to the provisions of the Employment Agreement or written notice of non-renewal is delivered by either party at least 90 days prior to the expiration of the then-current term. As of the Effective Date, Mr. Pagliara’s annual base salary is $500,000 and his short-term incentive (“STI”) bonus opportunity target is 80% of his annual base salary. The Employment Agreement also provides that Mr. Pagliara’s annual incentive bonus for the 2018 fiscal year shall not be less than his target STI and that he may earn more than his target STI based on the extent to which the Company achieves certain performance goals. Mr. Pagliara is additionally eligible to participate in the Company’s long-term incentive (“LTI”) program, with a target LTI of 125% of his annual base salary.

The Employment Agreement entitles Mr. Pagliara to certain severance benefits if the Company terminates his employment other than for Disability or Cause (including by reason of not renewing the term), or if he terminates his employment for Good Reason (a “Qualified Termination”). In such event, subject to Mr. Pagliara signing and not revoking a release of claims in favor of the Company, the Company would pay him, among other things, continued annual base salary for an 18-month period, subsidized health insurance premiums for 12 months, STI earned for the prior year, if not paid, and, if terminated on or after April 1, a pro-rated STI based on actual results. If the Qualified Termination occurred on or prior to December 31, 2019, or within 90 days before or two years after a Change in Control of the Company, then the Company would pay or cause to be paid to Mr. Pagliara the following additional benefits: (i) his target STI for the fiscal year in which the termination occurs (without pro-ration), and (ii) his then-outstanding equity incentive awards would become vested in full (without pro-ration), with any specified performance objectives deemed to be satisfied at the “target” level. The Company would pay lower amounts of severance benefits if Mr. Pagliara’s employment is terminated due to death or Disability. The Company has also agreed to reimburse Mr. Pagliara for certain reasonable travel and other out-of-pocket expenses, including certain costs associated with his relocation to from Dallas to the Williams headquarters office in Tucker, Georgia.

The Employment Agreement contains standard ownership of works, confidentiality, non-compete, non-solicitation, and non-disparagement covenants.

The foregoing description does not constitute a complete summary of the terms of the Employment Agreement and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference. All capitalized terms used but not defined herein have the meanings set forth in the Employment Agreement.

Item 8.01                                                                                           Other Events.

On June 26, 2018, the Company issued a press release announcing, among other things, that it intends to change its corporate name.

A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                                                                           Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated June 20, 2018, by and between Global Power Equipment Group Inc. and Tracy D. Pagliara.

99.1	Press Release, dated June 26, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2018

Global Power Equipment Group Inc.

	By:	/s/ Charles E. Wheelock
Charles E. Wheelock
Vice President, Administration, General Counsel & Secretary